Exhibit 10.02


                               OPTION TO PURCHASE

To  CANADIAN  ROCKPORT  HOMES  LTD.,  herein  called  the  purchaser.

     (a) In consideration of $ 10.00 dollars, receipt of which is hereby acknowledged, TWIC HOUSING CORP., herein called the vendor, grants to the purchaser the irrevocable option to purchase all of the vendor's assets including all designs, procedures, systems, patent, copyrights and trademarks relating to the Thin Wall Concrete building process (the "TWiC System") for the total purchase price of $5,000,000.00 dollars Cdn. payable as follows:

     (b) $50,000.00 as an initial deposit due upon the exercise of the option, which sum shall be held by the vendor pending completion of the sale, or other termination of the agreement arising from the exercise of the option.

     (c)     $200,000.00  on  the  Completion  Date;

     (d) $250,000.00 on the last day of the third full month following the Completion Date;


1.01 $250,000.00 on the last day of the sixth full month following the Completion Date;

1.02 $250,000.00 on the last day of the ninth full month following the Completion Date;

1.03 $500,000.00 on the last day of the eighteenth full month following the Completion Date;

1.04    $500,000.00  on  the  two  year  anniversary  of  the  Completion Date;

1.05 $1,000,000.00 on the following three anniversary dates of the Completion Date.


The purchaser and vendor agree that the purchaser may prepay any or all of the above installments without notice, bonus or penalty.

     (j) This option is exercisable by notice in writing delivered or mailed postage prepaid or telegraphed prepaid to the vendor at 12351 - 104th Ave., Surrey, B.C., V3V 3H2 prior to midnight of December 31, 2001 after which time this option shall be null and void, and the vendor shall be entitled to retain the sum paid for the granting of the option.

     (k) The purchaser may assign this option with the consent of the vendor, whose consent shall not be unreasonably withheld.

     (l) Notwithstanding anything in this agreement, the contract for the purchase of a 16 mold plant in the Santiago area of Chile will remain in full force and effect.

     G. Upon the option being exercised, the following shall be the terms of the agreement of purchase and sale of the TWiC System:

     (n) The purchase price for the TWiC System shall be paid in accordance with paragraph one of this agreement. The sum paid for the granting of the option and the amount of the deposit shall be credited to the purchase price.

     (o) The sale shall be completed on the 45th day after the date of the exercise of the option, unless on such day falls on a weekend or holiday, in which case the sale shall be completed on the next following business day (the "Completion Date").

     (p)  The  TWiC  System  shall  be  good  and  free  from  all encumbrances.

     (q) The purchaser is to be allowed 30 days from the date of the exercise of this option to examine the inventory and title of the TWiC System, and if within that time any valid objection is made in writing which the vendor shall unable to remove and which the purchaser will not waive, this agreement shall be null and void notwithstanding any intermediate acts or negotiations in respect of such objection, and the vendor shall refund to the purchaser the amount paid for the granting of the option, together with the deposit without interest.

     (r) Documents necessary to transfer title to the TWiC System, including a comprehensive assets purchase agreement containing the usual representations and warranties, shall be prepared by the purchaser's solicitor in a form satisfactory to the vendor.


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     (s)  Tender of documents or money may be made upon the solicitor for either party, and money may be tendered by solicitor's trust, certified or banker's cheque.

     (t)  Time  shall  be  of  the  essence  of  the  option and this agreement.

     (u) During the currency of this option, the vendor shall not transfer, pledge, mortgage, charge or otherwise encumber the TWiC System or their rights under this option agreement.

     (v) The purchaser and vendor agree that the purchaser shall, with effect from and after the Completion Date, offer employment to Ron Zeeman, and other essential personnel of the vendor as necessary, (the "Transferred Employees") on terms and conditions that are at least financially equivalent to those on which the Transferred Employees are presently employed by the vendor. The Purchaser shall not assume any liability for any other persons employed by the vendor in connection with the business other than the Transferred Employees.

     (w) Harry Gordon will be retained as the Head of Technology and will be responsible for product development, quality control and all related technical issues.

     (x) The purchaser confirms, in general terms, that two of the principals of the vendor will be appointed as a directors of the purchaser with the granting of "options to purchase shares" similar in nature to those options that may be granted to other directors of the purchaser or other insiders and will be negotiated.

     (y) The purchaser and vendor agree that the purchaser will accept all of the vendor's supply commitments at the time of the exercising of the option provided those commitments are provided, in writing, to the purchaser at or before the time the option is exercised.

     (z) There shall be no public release by the vendor of any information concerning this option agreement without the prior written consent of the purchaser (consent may be unreasonably withheld) unless the information is required by a lawful authority or other regulatory body having jurisdiction, in which case the purchaser shall have the right to approve the information to be disclosed. The vendor shall notify the purchaser prior to any public release of material information concerning on the option agreement.

     (aa) With  respect to the subject-matter of this agreement, this agreement:

     (bb) sets forth the entire agreement between the parties and any persons who have in the past or who are now representing either of the parties;

     (cc) supersedes all prior understandings and communications between the parties or any of them, oral or written, and

     (dd) constitutes  the  entire  agreement  between  the  parties.


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Each  party  acknowledges  that  no  party  is  relying  on  any  statement  or representation made by any other which is not embodied in this agreement. Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this agreement unless it is in writing and executed by each of the parties.

Dated at Richmond, this 17th day of February, 2000.

TWiC  Housing  Corp.                 Canadian  Rockport  Homes  Ltd.
by  its  authorized  signatories     by  its  authorized  signatories:
per:                                 per:

/s/  Harry  Gordon                   /s/  William  Malone
------------------------             -----------------------
Harry  Gordon,  P.  Eng.             William  R.  Malone
President                            President


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